UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

December 7, 2016
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

ITEM 2.02: RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On December 7, 2016, John Wiley & Sons Inc., a New York corporation (the “Company”), issued a press release announcing the Company’s financial results for the second quarter of fiscal year 2017. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this report, including the exhibits hereto, (x) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and (y) shall not be incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibits in this particular report are incorporated by reference). The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. Description

99.1           Press release dated December 7, 2016 titled “Wiley Reports Second Quarter Fiscal Year 2017 Results” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

Investor Contact:
Brian Campbell
VP, Investor Relations
201.748.6874
brian.campbell@wiley.com

Wiley Reports Second Quarter Fiscal Year 2017 Results

•	Second quarter revenue of $426 million, up 2% over prior year on a constant currency basis (-2% US GAAP)
•	Second quarter journal subscription revenue up 3% on a constant currency basis (-2% US GAAP)
•
Second quarter adjusted EPS of $0.76, up 3% on a constant currency basis.  Adjusted EPS excludes certain charges and credits further described below and in the attached financial schedules. EPS on a US GAAP basis was a loss of $0.20 including the previously announced one-time tax charge of $0.83 per share

•	First half revenue flat and adjusted EPS down 1% on a constant currency basis. On a US GAAP basis, revenue down 3% and EPS down 74% reflecting the tax charge
•	Reaffirming full-year outlook of flat revenue and mid single digit decline in adjusted EPS, excluding the impact of foreign exchange, the shift to time-based journal subscriptions and acquisitions

December 7, 2016 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global provider of knowledge and learning services primarily in areas of science, technology, medicine, mathematics/engineering, and business/finance today announced the following results for the second quarter of fiscal year 2017, ending October 31:

			% Change
$ millions	FY17	FY16	Excluding FX	Including FX
Revenue:
Q2	$425.6	$433.4	2%	(2%)
Six Months	$829.9	$856.3	0%	(3%)
GAAP EPS:
Q2	($0.20)	$0.74		(127%)
Six Months	$0.34	$1.29		(74%)
Adjusted EPS:
Q2	$0.76	$0.78	3%	(3%)
Six Months	$1.27	$1.36	(1%)	(7%)
Adjusted results exclude tax charges and credits, pension settlement, and restructuring charges and credits as more fully described in the attached financial schedules.

New Segment Reporting
To reflect shifts in its management structure, Wiley has implemented a new reporting structure comprised of three reportable segments:  Research (Journals and Atypon; 50% of total fiscal 2017 year-to-date revenue), Publishing (Books and related content, Course Workflow, and Test Preparation; 37% of total year-to-date revenue) and Solutions (Online Program Management, Corporate Learning, and Professional Assessment; 13% of total year-to-date revenue).   Please see the attached financial schedules for more detail, including historical segment restatement for the past five quarters.

Management Commentary
“We made solid progress in the quarter,” said Mark Allin, Wiley’s President and CEO.  “Research continued to deliver good performance through the quarter and the first half of the year, with steady growth from journal subscriptions and strong double-digit growth from author-funded access.  Our Atypon acquisition, which closed in the last month of the quarter, will further enhance our Research capabilities with an industry-leading online library platform and expanded Research service offerings.  In our other two segments, Solutions posted double-digit revenue growth through the first six months, while Publishing revenue continued to decline due to market weakness in print book publishing.”

Fiscal Year 2017 Outlook
Wiley reaffirms its fiscal year 2017 operational outlook of flat revenue and a mid-single digit decline in adjusted EPS excluding foreign exchange, the favorable impact from shifting to time-based journal subscription agreements (+$37 million in revenue and +$0.42 in EPS), and the partial year revenue contribution (approximately +$20 million) and EPS dilution (approximately -$0.15) of the Atypon and Ranku acquisitions.  The acquisition-related dilution reflects the impacts of acquisition accounting, including amortization of acquired intangibles, as well as costs associated with initiating the migration of Wiley Online Library to Atypon’s Literatum platform.

Income Tax Judgement in Germany
As previously reported in a September 26, 2016 filing, Wiley received an unfavorable final judgement from the German Federal Fiscal Court, denying Wiley’s longstanding income tax appeal.  As background, the finance court denied the argument that Wiley was entitled to claim additional tax depreciation deductions over 15 years related to a fiscal year 2003 reorganization of several German subsidiaries.  No further appeals are available.  As a result, the Company forfeited its approximate 57 million euro deposit and incurred a predominantly non-cash income tax charge of $48 million ($0.83 per share for the quarter, $0.82 for the six month period).  This charge is included in the Company’s income tax expense for the second quarter and six month periods ending October 31, 2016.

Foreign Exchange (FX)
Note that foreign exchange was adverse to second quarter revenue and EPS by $15 million and $0.04 per share, respectively.  Wiley generates approximately half of its revenue from outside the United States, and is therefore exposed to foreign exchange rate fluctuations, particularly in relation to the euro and pound sterling.  The weighted average rates for fiscal 2016 were 1.11 and 1.50, respectively.  Throughout this report, references are made to variances “excluding foreign exchange” or “on a constant currency basis”; such amounts exclude both currency translation effects and transactional gains and losses.

Adjusted Results
The Company provides financial measures referred to as “adjusted” contribution to profit and EPS, which exclude a previously announced tax charge; restructuring charges; a pension settlement charge related to  voluntary lump sum buyouts; and certain deferred tax benefits as more fully described in the attached financial schedules.  Variances to adjusted contribution to profit and EPS are on a constant currency basis unless otherwise noted.  Management believes the exclusion of such items provides additional information to facilitate the analysis of results.  These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

Second Quarter and First Half Summary
•
Second quarter revenue declined 2% on a US GAAP basis to $425.6 million, or rose 2% excluding the unfavorable impact of foreign exchange ($15 million).  Higher revenue on a constant currency basis was driven by growth in Journal Revenue (+3%), Online Program Management (+21%), Corporate Learning (+16%), Online Test Preparation (+11%), and Course Workflow (+8%), along with a one-month results contribution from the Atypon acquisition (+$2.5 million), partially offset weakness in Books (-9%).  The shift to time-based journal subscriptions in calendar year 2016 had no material impact on revenue growth in the second quarter.  First half revenue declined 3% on a US GAAP basis to $829.9 million, and was flat excluding the impact of currency.  For the six months, the shift to time-based journal subscriptions resulted in a favorable revenue impact of $4 million.

•
Second quarter EPS declined 127% on a US GAAP basis to a loss of $0.20, but rose 3% on an adjusted basis.  Adjusted EPS excludes the unfavorable impact of foreign exchange ($0.04); an adverse income tax judgement in Germany ($0.83); a settlement charge related to a voluntary lump sum pension distribution program for terminated employees ($0.10); and restructuring charges in the current ($0.08) and prior year quarter ($0.04); partially offset by a deferred tax benefit related to a future tax rate reduction in the United Kingdom ($0.04).  Adjusted EPS growth was mainly due to revenue performance and cost savings from restructuring initiatives, partially offset by an increase in technology spending.  The shift to time-based journal subscriptions in calendar year 2016 had no material impact on earnings growth in the second quarter.  First half EPS on a US GAAP basis declined 74% to $0.34. Adjusted EPS declined 1% to $1.27.  Also note, for the first six months, the shift to time-based journal subscriptions resulted in a favorable earnings impact of approximately $0.05 per share.

•
Atypon acquisition: In October, Wiley closed its $120 million Atypon acquisition, which was first announced in August.  Atypon is a publishing-software and service provider based in Santa Clara that enables scholarly societies and publishers to deliver, host, enhance, market, and manage their content on the web.  Atypon’s Literatum platform hosts nearly 9,000 journals, 13 million journal articles, and more than 1,800 publication web sites for over 200 societies and publishers.  Atypon generated over $31 million in calendar year 2015 revenue. The platform will replace the current Wiley Online Library platform in calendar year 2018.

•
Appointment of Judy Verses as Executive Vice President, Research:  In October, Wiley announced the appointment of Judy Verses as Executive Vice President, Research.  Judy was most recently President, Global Enterprise & Education at Rosetta Stone, a market leader in online language learning and literacy, where she had global responsibility for all institutional business, as well as product and business development, IT, and global communications. Previously, Judy had been President and Chief Client Officer at Blackboard, a leading supplier of educational enterprise software, overseeing global sales and marketing, and President and COO at Blackboard Learn.

•
Net Debt and Cash Position: Net debt (debt less cash and cash equivalents) at the end of October was $616.6 million, up from $580.8 million at the end of the prior year.  The increase is mainly attributed to recent acquisitions.  Cash and cash equivalents as of October 31, 2016 were $267.4 million.

•
Free Cash Flow was a use of $155.4 million for the first six months compared to a use of $192.7 million in the prior year period mainly due to earlier journal cash collections.   Note that free cash flow is seasonally negative in the first half of Wiley’s fiscal year principally due to the timing of cash collections for annual journal subscriptions.

•
Share Repurchases: Wiley repurchased 193,955 shares this quarter at a cost of $10.0 million, an average of $51.56 per share.  Over 4.3 million shares remain in the current authorized repurchase programs.

As noted, below are our redefined segments:

RESEARCH (JOURNALS AND ATYPON)
•
Revenue:  Second quarter revenue of $206.0 million declined 1% on a US GAAP basis but rose 5% on a constant currency basis.  Growth in constant currency was driven by a 3% rise in Journal Revenue, including 3% growth in Journal Subscriptions and 27% growth in Author-Funded Access, as well as a $2.5 million revenue contribution from the acquisition of Atypon in the last month of the quarter.   For the first six months, Research revenue was flat on a US GAAP basis but grew 4% at constant currency, including in both cases the $4 million favorable impact from the shift to time-based journal subscriptions.

•
Contribution to Profit:  Second quarter contribution to profit of $60.3 million was down 6% on a US GAAP basis but was essentially flat on an adjusted basis.  Contributions from revenue growth were offset by costs associated with the Atypon acquisition, higher technology costs, and other spending to support society journals.  For the first six months, contribution to profit was down 5% on a US GAAP basis, and 1% on an adjusted basis, including in both cases the $3.8 million favorable profit impact from the shift to time-based journal subscriptions.

•
Calendar Year 2016 Journal Subscriptions:  As of the end of October, calendar year 2016 Journal Subscriptions increased 1% on a constant currency basis, with 99% of targeted business contracted for the 2016 calendar year.

•
Society Publishing Agreements:  Two new society contracts were signed in the three month period ending October 2016 with combined annual revenue of $2.7 million; 12 were renewed with combined annual revenue of $7.9 million; and one with annual revenue of $1.6 million was not renewed.

•
Nobel Prize Winners:  In October, Wiley announced that six Wiley authors have been honored with the 2016 Nobel Prize in their respective fields, including Professor Yoshinori Ohsumi, Tokyo Institute of Technology, Tokyo, Japan (Physiology or Medicine); Professors Jean-Pierre Sauvage, University of Strasbourg, France, Sir J. Fraser Stoddart, Northwestern University, Evanston, IL, USA and  Bernard “Ben” L. Feringa, University of Groningen, The Netherlands (Chemistry); and Professors Oliver Hart, Harvard University, Cambridge, MA, USA, and Bengt Holmström, Massachusetts Institute of Technology (MIT), Cambridge, MA, USA (Economic Sciences).  Wiley has now published the works of over 470 Nobel Laureates.

PUBLISHING (BOOKS, COURSE WORKFLOW, ONLINE TEST PREPARATION)
•
Revenue:  Second quarter revenue declined 7% on a US GAAP basis to $163.3 million, or 5% at constant currency.   Growth in Online Test Preparation (+11%), Course Workflow (+8%) and Licensing and Other (+20%) was more than offset by a 9% decline in Books and Reference Material revenue, with STM and Professional Books down 12% and Education Books down 5%.  Digital revenue grew 7% in the quarter.  For the six months, Publishing revenue declined 11% on a US GAAP basis, or 10% at constant currency.

•
Contribution to Profit:  Second quarter contribution to profit rose 6% on a US GAAP basis to $36.5 million, or 8% at constant currency.  Performance was primarily due to cost savings from restructuring and lower consumption of distribution, technology and facilities shared services.  For the six months, contribution to profit on a US GAAP basis was down 13%, or 10% on an adjusted basis.

•	Dummies Birthday - In October, Wiley’s iconic dummies brand celebrated its 25th birthday. Over 250 million copies have been sold to-date.
•
Partnerships:  In October, AuditFile, Inc. and Wiley jointly announced a new version of AuditFile’s award-winning audit automation software that features the full suite of 2017 Wiley Advantage Audit programs and planning documents for industry-specific audits, reviews and compilations. The new cloud-based, all-in-one audit program and automation solution empowers firms of all sizes to work more efficiently and effectively from any browser or device.

SOLUTIONS (ONLINE PROGRAM MANAGEMENT, CORPORATE LEARNING AND ASSESSMENT)
•
Revenue:  Second quarter revenue rose 14% on both a US GAAP and constant currency basis to $56.3 million.  Growth at constant currency was driven by Online Program Management (+21%) and Corporate Learning (+16%).  Professional Assessment grew 2%.   For the six months, Solutions revenue was up 13% on a US GAAP and constant currency basis.

•
Contribution to Profit:  Second quarter contribution to profit on a US GAAP basis rose 120% to $5.4 million, or 129% on an adjusted basis.  Performance was due to revenue growth and improved operating leverage.  For the six months, Contribution to Profit on a US GAAP and constant currency basis was up $7 million.

•
Online Program Management:  As of October 31, 2016, Wiley had 37 university partners and 231 programs under contract, compared to 37 partners and 232 programs at the end of last quarter.  Wiley signed three new programs; four programs were not renewed.

•
Partnerships:  CrossKnowledge is partnering with O’Reilly Media’s PubFactory to provide organizations with a curated solution to access the very best library of world class IT and business information published by Wiley brands and imprints. Used in combination with other CrossKnowledge learning formats, OpenBooks creates customized training paths and allows employees to search and instantly find relevant answers their technical or business questions.

•
Ranku acquisition:  In September, Wiley acquired Ranku, a recruitment technology and predictive analytics software company for universities and community colleges, for an undisclosed amount.  Ranku has been a partner to more than 1,000 online degree programs at the undergraduate and graduate level, providing advanced market research and recruitment capabilities.

Earnings Conference Call
•	Scheduled for today, December 7, at 10:00 a.m. (EDT)
•	Access the webcast at www.wiley.com> Investor Relations> Events and Presentations, or http://www.wiley.com/WileyCDA/Section/id-370238.html
•	U.S. callers, please dial (888) 438-5453 and enter the participant code 1291593#.
•	International callers, please dial (719) 457-2643 and enter the participant code 1291593#.
•	An archive of the webcast will be available for a period of up to 14 days

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

About Wiley
Wiley is a global provider of knowledge and learning services primarily in areas of science, technology, medicine, mathematics/engineering, and business/finance.  Through the Research segment, the Company provides scientific, technical, medical, and scholarly journals, as well as related content and services, for academic, corporate, and government libraries, learned societies, and individual researchers and other professionals.   The Publishing segment provides scientific, professional development, and education books and related content, as well as test preparation services and course workflow tools, to libraries, corporations, students, professionals, and researchers.  In Solutions, Wiley provides online program management services for higher education institutions, and learning, development, and assessment services for businesses and professionals.

JOHN WILEY & SONS, INC.
UNAUDITED SUMMARY OF OPERATIONS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2016 AND 2015
(in thousands, except per share amounts)

SECOND QUARTER ENDED OCTOBER 31,

	2016			2015			% Change
	US GAAP	Adjustments (A-D)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$425,588		425,588	433,362		433,362	-2%	2%

Costs and Expenses
Cost of Sales	111,574		111,574	116,594		116,594	-4%	0%
Operating and Administrative (B)	247,270	(8,842)	238,428	240,136		240,136	3%	2%
Restructuring Charges (Credits) (A)	6,847	(6,847)	-	3,694	(3,694)	-
Amortization of Intangibles	12,253		12,253	12,673		12,673	-3%	1%

Total Costs and Expenses	377,944	(15,689)	362,255	373,097	(3,694)	369,403	1%	1%

Operating Income	47,644	15,689	63,333	60,265	3,694	63,959	-21%	3%
Operating Margin	11.2%		14.9%	13.9%		14.8%

Interest Expense	(4,360)		(4,360)	(4,324)		(4,324)	1%	1%
Foreign Exchange (Loss) Gain	(360)		(360)	38		38
Interest Income and Other	478		478	644		644	-26%	36%

Income Before Taxes	43,402	15,689	59,091	56,623	3,694	60,317	-23%	3%

Provision for Income Taxes (A-D)	54,853	(39,340)	15,513	13,023	1,348	14,371	321%	12%

Net Income	$(11,451)	55,029	43,578	43,600	2,346	45,946	-126%	0%

Earnings Per Share- Diluted (A-D)	$(0.20)	0.96	0.76	0.74	0.04	0.78	-127%	3%

Average Shares - Diluted	57,538	57,538	57,538	58,790	58,790	58,790

SIX MONTHS ENDED OCTOBER 31,

	2016			2015			% Change
	US GAAP	Adjustments (A-D)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$829,873		829,873	856,343		856,343	-3%	0%

Costs and Expenses
Cost of Sales	225,052		225,052	236,142		236,142	-5%	-2%
Operating and Administrative (B)	482,497	(8,842)	473,655	482,836		482,836	0%	0%
Restructuring Charges (Credits) (A)	5,927	(5,927)	-	7,119	(7,119)	-
Amortization of Intangibles	24,826		24,826	25,072		25,072	-1%	3%

Total Costs and Expenses	738,302	(14,769)	723,533	751,169	(7,119)	744,050	-2%	0%

Operating Income	91,571	14,769	106,340	105,174	7,119	112,293	-13%	-2%
Operating Margin	11.0%		12.8%	12.3%		13.1%

Interest Expense	(8,431)		(8,431)	(7,897)		(7,897)	7%	7%
Foreign Exchange (Loss) Gain	(139)		(139)	(42)		(42)
Interest Income and Other	728		728	1,308		1,308	-44%	9%

Income Before Taxes	83,729	14,769	98,498	98,543	7,119	105,662	-15%	-2%

Provision for Income Taxes (A-D)	64,180	(39,603)	24,577	22,486	2,767	25,253	185%	2%

Net Income	$19,549	54,372	73,921	76,057	4,352	80,409	-74%	-3%

Earnings Per Share- Diluted (A-D)	$0.34	0.93	1.27	1.29	0.07	1.36	-74%	-1%

Average Shares - Diluted	58,259	58,259	58,259	59,090	59,090	59,090

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2016 AND 2015

RECONCILIATION OF US GAAP TO ADJUSTED EPS - DILUTED (UNAUDITED)

	Second Quarter Ended		Six Months Ended
	October 31,		October 31,
	2016	2015	2016	2015

US GAAP Earnings Per Share - Diluted	$(0.20)	$0.74	$0.34	$1.29
Adjusted to exclude the following:
Restructuring Charges (A)	0.08	0.04	0.07	0.07
One-time - Pension Settlement (B)	0.10		0.09
Unfavorable Tax Settlement (C)	0.83		0.82
Deferred Income Tax Benefit on UK Rate Change (D)	(0.04)		(0.04)
Adjusted Earnings Per Share - Diluted	$0.76	$0.78	$1.27	$1.36

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Adjustments:
A
Restructuring Charges: The adjusted results for the three and six months ended October 31, 2016 exclude restructuring charges related to the Company's Restructuring and Reinvestment Program of $6.8 million or $0.08 per share, and $5.9 million or $0.07 per share, respectively.   The adjusted results for the three and six months ended October 31, 2015 exclude restructuring charges of $3.7 million or $0.04 per share and $7.1 million or $0.07 per share, respectively.

B
The Company announced a voluntary, limited-time opportunity for terminated vested employees who were participants in the U.S. defined benefit retirement plan to elect a single lump sum payment of accumulated benefits. The election period closed on August 29, 2016. The total charge including a prorata portion of the unamortized net actuarial loss was $8.8 million or $0.10 per share for the quarter, $0.09 per share for the six month period.  The aggregate amount of payments under this one time election was $28.3 million, which was paid from Pension Plan assets in October 2016.

C
As previously disclosed and as reported in the Company's SEC filings, the Company was appealing an unfavorable tax ruling in Germany related to tax benefits obtained through an increase in the tax deductible basis of certain merged German subsidiaries.  In September, the German Federal Fiscal Court issued an unfavorable final judgement in Wiley's longstanding tax appeal. As a consequence, the Company recorded a $48 million charge, $0.83 per share in the quarter, $0.82 per share for the six month period.

D
Deferred Income Tax Benefit on UK Rate Change: The adjusted results for the three and six months ended October 31, 2016 exclude deferred tax benefits of $2.6 million $0.04 per share, associated with tax legislation enacted in the second quarter of fiscal year 2017 in the United Kingdom that reduced the U.K. corporate income tax rates by 1 percentage point in 2020.  The benefits reflect the remeasurement of the Company's deferred tax balances from 18% to the new income tax rate of 17% effective April 1, 2020 and had no current cash tax impact.

Non-GAAP Financial Measures:
In addition to providing financial results in accordance with GAAP, the Company has provided adjusted financial results that exclude the impact of other nonrecurring items described in more detail throughout this press release.  These non-GAAP financial measures are labeled as "Adjusted" and are used for evaluating the results of operations for internal purposes.  These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP.  Rather, the Company believes the exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations. Unless otherwise noted, adjusted amounts in the attached schedules include foreign exchange.

JOHN WILEY & SONS, INC.
UNAUDITED SEGMENT RESULTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2016 AND 2015
(in thousands)

SECOND QUARTER ENDED OCTOBER 31,

	2016			2015			% Change
	US GAAP	Adjustments (A-B)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$205,994	-	205,994	207,662	-	207,662	-1%	5%
Publishing	163,300	-	163,300	176,258	-	176,258	-7%	-5%
Solutions	56,294	-	56,294	49,442	-	49,442	14%	14%

Total	$425,588	-	425,588	433,362	-	433,362	-2%	2%

Direct Contribution to Profit
Research	$100,227	229	100,456	98,790	496	99,286	1%	6%
Publishing	76,359	215	76,574	78,536	259	78,795	-3%	-1%
Solutions	13,854	524	14,378	10,805	140	10,945	28%	31%

Total	$190,440	968	191,408	188,131	895	189,026	1%	5%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$60,292	229	60,521	64,199	496	64,695	-6%	0%
Publishing	36,490	215	36,705	34,319	259	34,578	6%	8%
Solutions	5,359	524	5,883	2,434	140	2,574	120%	129%

Total	$102,141	968	103,109	100,952	895	101,847	1%	6%

Unallocated Shared Services and Admin. Costs	(54,497)	14,721	(39,776)	(40,695)	2,799	(37,896)	34%	10%

Operating Income	$47,644	15,689	63,333	60,257	3,694	63,951	-21%	3%

Total Shared Services and Admin. Costs by Function
Distribution and Operation Services	$(23,729)	4,583	(19,146)	(21,293)	1,208	(20,085)	11%	0%
Technology and Content Management	(68,582)	1,663	(66,919)	(62,230)	(379)	(62,609)	10%	9%
Finance	(11,751)	(191)	(11,942)	(10,258)	(496)	(10,754)	15%	13%
One-time Pension Settlement	(8,842)	8,842	-	-	-	-
Other Administration	(29,892)	(176)	(30,068)	(34,093)	2,466	(31,627)	-12%	-2%
Total	$(142,796)	14,721	(128,075)	(127,874)	2,799	(125,075)	12%	5%

SIX MONTHS ENDED OCTOBER 31,

	2016			2015			% Change
	US GAAP	Adjustments (A-B)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$413,218	-	413,218	412,364	-	412,364	0%	4%
Publishing	308,261	-	308,261	348,011	-	348,011	-11%	-10%
Solutions	108,394	-	108,394	95,968	-	95,968	13%	13%

Total	$829,873	-	829,873	856,343	-	856,343	-3%	0%

Direct Contribution to Profit
Research	$195,726	160	195,886	194,739	866	195,605	1%	4%
Publishing	136,010	569	136,579	150,018	259	150,277	-9%	-7%
Solutions	22,435	524	22,959	14,859	140	14,999	51%	52%

Total	$354,171	1,253	355,424	359,616	1,265	360,881	-2%	1%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$120,727	160	120,887	127,413	866	128,279	-5%	-1%
Publishing	55,832	569	56,401	64,145	259	64,404	-13%	-10%
Solutions	5,506	524	6,030	(1,591)	140	(1,451)	446%	516%

Total	$182,065	1,253	183,318	189,967	1,265	191,232	-4%	0%

Unallocated Shared Services and Admin. Costs	(90,494)	13,516	(76,978)	(84,793)	5,854	(78,939)	7%	2%

Operating Income	$91,571	14,769	106,340	105,174	7,119	112,293	-13%	-2%

Total Shared Services and Admin. Costs by Function
Distribution and Operation Services	$(43,305)	4,596	(38,709)	(41,829)	1,965	(39,864)	4%	1%
Technology and Content Management	(138,956)	1,733	(137,223)	(124,389)	773	(123,616)	12%	13%
Finance	(23,155)	(346)	(23,501)	(22,885)	(425)	(23,310)	1%	3%
One-time Pension Settlement	(8,842)	8,842	-	-	-	-
Other Administration	(48,342)	(1,309)	(49,651)	(65,339)	3,541	(61,798)	-26%	-17%
Total	$(262,600)	13,516	(249,084)	(254,442)	5,854	(248,588)	3%	3%

(A) See the accompanying Notes to Unaudited Financial Statements for a description of the Adjustment.
Note: As part of Wiley’s Restructuring and Reinvestment Program, the Company consolidated its Marketing Services functions into a single global shared service function. This newly centralized service group enables significant cost reduction opportunities, including efficiencies gained from standardized technology and centralized management. The cost of these functions were previously reported as direct operating expenses in each business segment but are now reported within Shared Services and Administrative Costs and then allocated to each business segment above. Prior year amounts have been restated to reflect the same reporting methodology.

UNAUDITED ADJUSTED CONTRIBUTION TO PROFIT
INCLUDING ALLOCATED SHARED SERVICES AND ADMINISTRATIVE COSTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2016 AND 2015
(in thousands)

	Second Quarter Ended				Six Months Ended
	October 31,				October 31,
	2016	2015	% Change	% Change excl. FX	2016	2015	% Change	% Change excl. FX
Research:
Direct Contribution to Profit	$100,227	98,790	1%	7%	$195,726	194,739	1%	4%
Restructuring Charges (Credits) (A)	229	496			160	866
Adjusted Direct Contribution to Profit	100,456	99,286	1%	6%	195,886	195,605	0%	4%

Allocated Shared Services and Admin. Costs:	(39,935)	(34,591)	15%	18%	(74,999)	(67,326)	11%	14%
Adjusted Contribution to Profit (after allocated	$60,521	64,695	-6%	0%	$120,887	128,279	-6%	-1%
Shared Services and Admin. Costs)

Publishing:
Direct Contribution to Profit	$76,359	78,536	-3%	-1%	$136,010	150,018	-9%	-8%
Restructuring Charges (A)	215	259			569	259
Adjusted Direct Contribution to Profit	76,574	78,795	-3%	-1%	136,579	150,277	-9%	-7%

Allocated Shared Services and Admin. Costs:	(39,869)	(44,217)	-10%	-8%	(80,178)	(85,873)	-7%	-5%
Adjusted Contribution to Profit (after allocated	$36,705	34,578	6%	8%	$56,401	64,404	-12%	-10%
Shared Services and Admin. Costs)

Solutions:
Direct Contribution to Profit	$13,854	10,805	28%	28%	$22,435	14,859	51%	50%
Restructuring Charges (A)	524	140			524	140
Adjusted Direct Contribution to Profit	14,378	10,945	31%	31%	22,959	14,999	53%	52%

Allocated Shared Services and Admin. Costs:	(8,495)	(8,371)	1%	1%	(16,929)	(16,450)	3%	2%
Adjusted Contribution to Profit (after allocated	$5,883	2,574	129%	129%	$6,030	(1,451)	516%	516%
Shared Services and Admin. Costs)

Total Adjusted Contribution to Profit (after	$103,109	101,847	1%	6%	$183,318	191,232	-4%	0%
allocated Shared Services and Admin. Costs)

Unallocated Shared Services and Admin. Costs:
Unallocated Shared Services and Admin. Costs	$(54,497)	(40,695)	34%	38%	$(90,494)	(84,793)	7%	10%
Restructuring Charges (Credits) (A)	5,879	2,799			4,674	5,854
One-time - Pension Settlement (B)	8,842	-			8,842
Adjusted Unallocated Shared Services and Admin. Costs	$(39,776)	(37,896)	5%	10%	$(76,978)	(78,939)	-2%	2%

Adjusted Operating Income	$63,333	63,951	-1%	3%	$106,340	112,293	-5%	-2%

(A) See the accompanying Notes to Unaudited Financial Statements for a description of the Adjustment.
Note: As part of Wiley’s Restructuring and Reinvestment Program, the Company consolidated its Marketing Services functions into a single global shared service function. This newly centralized service group enables significant cost reduction opportunities, including efficiencies gained from standardized technology and centralized management. The cost of these functions were previously reported as direct operating expenses in each business segment but are now reported within Shared Services and Administrative Costs and then allocated to each business segment above. Prior year amounts have been restated to reflect the same reporting methodology.

JOHN WILEY & SONS, INC.
SEGMENT REVENUE by PRODUCT/SERVICE
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2016 AND 2015
(in thousands)

	Second Quarter				Six Months
	Ended October 31,				Ended October 31,
	2016	2015	% of Revenue	% Change excl. FX	2016	2015	% of Revenue	% Change excl. FX
RESEARCH
Journal Revenue
Journal Subscriptions	$159,726	163,678	78%	3%	$322,410	325,301	78%	3%
Author-Funded Access	7,423	6,180	4%	27%	14,936	11,872	4%	33%
Licensing, Reprints, Backfiles, and Other	36,367	37,804	18%	1%	73,394	75,191	18%	2%
Total Journal Revenue	203,516	207,662	99%	3%	410,740	412,364	99%	4%

Platform Services (Atypon)	2,478	-	1%		2,478	-	1%

Total Revenue	$205,994	207,662	100%	5%	$413,218	412,364	100%	4%

Publishing
STM and Professional Books	$68,130	80,208	42%	-12%	$138,835	160,912	45%	-11%
Education Books	57,472	61,858	35%	-5%	112,326	133,662	36%	-15%
Total Books and Reference Material	125,602	142,066	77%	-9%	251,161	294,574	81%	-13%

Course Workflow (WileyPLUS)	19,840	18,446	12%	8%	20,706	19,466	7%	6%
Online Test Preparation and Certification	7,521	6,786	5%	11%	17,077	14,845	6%	16%
Licensing, Distribution, Advertising and Other	10,337	8,960	6%	20%	19,317	19,126	6%	5%

Total Revenue	$163,300	176,258	100%	-5%	$308,261	348,011	100%	-10%

Solutions
Online Program Management	28,007	23,149	50%	21%	51,179	43,697	47%	17%
Professional Assessment	16,146	15,805	29%	2%	29,668	29,034	27%	2%
Corporate Learning	12,141	10,488	22%	16%	27,547	23,237	25%	19%

Total Revenue	$56,294	49,442	100%	14%	$108,394	95,968	100%	13%

Total	$425,588	433,362		2%	$829,873	856,343		0%

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FINANCIAL POSITION
(in thousands)

	October 31,		April 30,
	2016	2015	2016
Current Assets
Cash & cash equivalents	$267,410	308,235	363,806
Accounts receivable	212,590	183,447	167,638
Inventories	51,779	58,154	57,779
Prepaid and other	147,753	68,951	81,456
Total Current Assets	679,532	618,787	670,679
Product Development Assets	48,927	55,432	72,126
Technology, Property and Equipment	248,281	205,362	214,770
Intangible Assets	822,962	915,174	877,007
Goodwill	974,068	965,571	951,663
Income Tax Deposits	-	59,810	62,912
Other Assets	79,684	62,691	71,939
Total Assets	2,853,454	2,882,827	2,921,096

Current Liabilities
Short-Term Debt	-	150,000	-
Accounts and royalties payable	158,985	161,282	166,222
Deferred revenue	223,307	150,716	426,489
Accrued employment costs	69,072	61,790	97,902
Accrued income taxes	8,515	9,654	9,450
Accrued pension liability	5,459	4,602	5,492
Other accrued liabilities	77,484	55,355	76,252
Total Current Liabilities	542,822	593,399	781,807
Long-Term Debt	883,992	739,051	605,007
Accrued Pension Liability	181,735	196,094	224,170
Deferred Income Tax Liabilities	191,729	203,499	189,868
Other Long-Term Liabilities	71,675	83,111	83,138
Shareholders' Equity	981,501	1,067,673	1,037,106
Total Liabilities & Shareholders' Equity	$2,853,454	2,882,827	2,921,096

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FREE CASH FLOW
(in thousands)

	Six Months Ended
	October 31,
	2016	2015
Operating Activities:
Net income	$19,549	76,057
Amortization of intangibles	24,826	25,072
Amortization of composition costs	18,701	19,967
Depreciation of technology, property and equipment	34,092	32,820
Restructuring charges (credits)	5,927	7,119
Restructuring payments	(10,770)	(18,339)
Deferred tax benefit on UK Corporate Income Tax Rate Change	(2,575)
Unfavorable Tax Settlement	47,531
One-time pension settlement	8,842
Share-based compensation expense	4,907	8,112
Excess tax benefits from share-based compensation	(187)	(527)
Royalty advances	(46,070)	(45,553)
Earned royalty advances	64,321	60,163
Other non-cash charges and credits	31,157	18,115
Change in deferred revenue	(199,419)	(225,115)
Net change in operating assets and liabilities	(86,926)	(84,410)
Cash Used for Operating Activities	(86,094)	(126,519)

Investments in organic growth:
Composition spending	(16,604)	(20,033)
Additions to technology, property and equipment	(52,728)	(46,177)

Free Cash Flow	(155,426)	(192,729)

Other Investing and Financing Activities:
Acquisitions, net of cash	(135,753)	(16,681)
Repayment of long-term debt	(201,415)	(112,641)
Borrowings of short-term debt	-	50,000
Borrowings of long-term debt	480,400	201,600
Change in book overdrafts	(5,861)	285
Cash dividends	(35,883)	(35,166)
Purchase of treasury shares	(21,289)	(44,703)
Proceeds from exercise of stock options and other	15,703	465
Excess tax benefits from share-based compensation	187	527
Cash Provided by Investing and Financing Activities	96,089	43,686

Effects of Exchange Rate Changes on Cash	(37,059)	(163)

Decrease in Cash and Cash Equivalents for Period	$(96,396)	(149,206)

RECONCILIATION TO GAAP PRESENTATION

Investing Activities:
Composition spending	$(16,604)	(20,033)
Additions to technology, property and equipment	(52,728)	(46,177)
Acquisitions, net of cash	(135,753)	(16,681)
Cash Used for Investing Activities	$(205,085)	(82,891)

Financing Activities:
Cash Used for Investing and Financing Activities	$96,089	43,686
Excluding:
Acquisitions, net of cash	(135,753)	(16,681)
Cash Provided by Financing Activities	$231,842	60,367

Note: The Company’s management evaluates performance using free cash flow.  The Company believes free cash flow provides a meaningful and comparable measure of performance.  Since free cash flow is not a measure calculated in accordance with GAAP, it should not be considered as a substitute for other GAAP measures, including cash used for or provided by operating activities, investing activities and financing activities, as an indicator of performance.

JOHN WILEY & SONS, INC.
SEGMENT RESTATEMENT

	Fiscal Year 2016					Fiscal Year 2017
	(Amounts in Millions)					(Amounts in Millions)
	First Quarter Ended July 31, 2015	Second Quarter Ended October 31, 2015	Third Quarter Ended January 31, 2016	Fourth Quarter Ended April 30, 2016	For the Twelve Months Ended April 30, 2016	First Quarter Ended July 31, 2016
Research:
Revenue:
Journal Subscriptions	$ 161.6	$ 163.7	$ 125.7	$ 171.3	$ 622.3	$ 162.7
Author-Funded Access	5.7	6.2	6.4	7.4	25.7	7.5
Licensing, Reprints, Backfiles, and Other	37.4	37.8	51.5	52.1	178.8	37.0
Total Journal Revenue	204.7	207.7	183.6	230.8	826.8	207.2

Platform Services ( Atypon)	-	-	-	-	-	-

Total Revenue	$ 204.7	$ 207.7	$ 183.6	$ 230.8	$ 826.8	$ 207.2

Contribution to Profit	$ 63.2	$ 64.2	$ 43.9	$ 80.8	$ 252.1	$ 60.4

Publishing:
Revenue:
STM and Professional Publishing	$ 80.7	$ 80.2	$ 90.8	$ 79.2	$ 330.9	$ 70.7
Education Publishing	71.8	61.9	69.7	26.6	230.0	54.9
Total Books and Reference Material	152.5	142.1	160.5	105.8	560.9	125.6

Course Workflow (WileyPLUS)	1.0	18.4	21.9	17.2	58.5	0.9
Online Test Preparation and Certification	8.1	6.8	6.6	6.6	28.1	9.6
Licensing, Distribution, and Other	10.2	9.0	11.8	17.3	48.3	9.0

Total Revenue	$ 171.7	$ 176.3	$ 200.8	$ 146.9	$ 695.8	$ 145.1

Contribution to Profit	$ 29.8	$ 34.3	$ 47.3	$ 14.5	$ 125.9	$ 19.3

Solutions:
Revenue:
Online Program Management	$ 20.6	$ 23.1	$ 26.0	$ 26.7	$ 96.4	$ 23.2
Professional Assessment	13.2	15.8	13.2	15.2	57.4	13.5
Corporate Learning	12.7	10.5	13.0	14.5	50.7	15.4

Total Revenue	46.5	49.4	52.2	56.4	204.5	52.1

Contribution to Profit (Loss)	$ (4.0)	$ 2.4	$ 1.8	$ 4.1	$ 4.3	$ 0.1

Consolidated:
Total Revenue	$ 422.9	$ 433.4	$ 436.6	$ 434.1	$ 1,727.1	$ 404.4

Contribution to Profit	$ 89.0	$ 100.9	$ 93.0	$ 99.4	$ 382.3	$ 79.8

Unallocated Shared Services	(44.1)	(40.6)	(53.4)	(56.1)	(194.2)	(36.0)

Consolidated Operating Income	$ 44.9	$ 60.3	$ 39.6	$ 43.3	$ 188.1	$ 43.8

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Mark Allin
Mark Allin
President and
Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Chief Financial Officer and
Executive Vice President, Technology and Operations

Dated: December 7, 2016